UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2013

TERRA NITROGEN COMPANY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	033-43007	73-1389684
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

4 Parkway North, Suite 400
Deerfield, IL		60015
(Address of principal		(Zip Code)
executive office)

Registrant’s telephone number, including area code (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2013, CF Industries Holdings, Inc. (“CF”) announced that Stephen R. Wilson, Chairman, President and Chief Executive Officer (“CEO”) of CF, informed CF’s board of directors (the “Board”) that he plans to retire as president and CEO effective January 1, 2014.  Mr. Wilson will remain a director of CF and serve as non-executive Chairman of the Board.  Concurrently, CF announced that W. Anthony Will, senior vice president, manufacturing and distribution, of CF, has been selected to succeed Mr. Wilson as CF’s president and CEO, effective January 2, 2014.  Mr. Wilson is also the Chairman, President and CEO of Terra Nitrogen GP Inc. (“TNGP”), an indirect, wholly-owned subsidiary of CF and the sole general partner of Terra Nitrogen Company, L.P.  On September 16, 2013, Mr. Wilson provided written notice to the board of directors of TNGP of his plans to retire as president and CEO of TNGP effective January 1, 2014.

Mr. Will is 48 years old and has served as senior vice president, manufacturing and distribution, of CF since January 1, 2012.  Prior to that, he has served as CF’s vice president, manufacturing and distribution, from March 2009 to December 2011 and CF’s vice president, corporate development, from April 2007 to March 2009. Mr. Will has also served as the senior vice president, manufacturing and distribution, of TNGP, since January 2012 and was previously the vice president, manufacturing and distribution, of TNGP from April 2010 to January 2012.  Mr. Will has served as a director of TNGP since June 2010.  Before joining CF, Mr. Will held positions with Accenture Ltd.,  Sears, Roebuck and Company, Egon Zehnder International, Fort James Corporation, and the Boston Consulting Group.  Mr. Will holds a B.S. degree in electrical engineering from Iowa State University and an M.M. degree (M.B.A.) from the Kellogg Graduate School of Management at Northwestern University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2013	TERRA NITROGEN COMPANY, L.P.
By: Terra Nitrogen GP Inc.
Its: General Partner

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General Counsel, and Secretary